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                                                                       EXHIBIT D

                          INVESTMENT ADVISORY AGREEMENT

           This Investment Advisory Agreement is made as of this July 1, 1998 between TIME HORIZON FUNDS, a Delaware business trust (herein called the "Company"), and Bank of America National Trust and Savings Association (herein called the "Adviser").

           WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

           WHEREAS, the Company wishes to retain the Adviser under this Agreement to render investment advisory and management services to the portfolios of the Company known as Time Horizon 1, Time Horizon 2, Time Horizon 3 and Time Horizon 4 (the "Initial Fund(s)", together with any other Company portfolios which may be established later and served by the Adviser hereunder, being herein referred to collectively as the "Funds" and individually as a "Fund"); and

           WHEREAS, pursuant to a Distribution Agreement dated September 15, 1997 (the "Distribution Agreement") between the Company and Provident Distributors, Inc. (the "Distributor"), the Company has retained the Distributor to provide for the sale and distribution of shares of beneficial interest of each Fund (herein collectively called "Shares"); and

           WHEREAS, the Company desires to retain the Adviser to provide investment advisory services for the Funds, and the Adviser is willing to render such services;

           NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

           1.    Appointment of Adviser.

                 (A) The Company hereby appoints the Adviser as manager of each Fund on the terms and for the period set forth in this Agreement and the Adviser hereby accepts such appointment and agrees to perform the services and duties set forth herein on the terms herein provided. The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to provide such services to the Trust under applicable law and are under the common control of BankAmerica Corporation, provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) that such organized group of persons is managed at all times by authorized officers of the Adviser.

                 (B) In the event that the Company establishes one or more portfolios other than the Initial Funds with respect to which it desires to retain the Adviser to render investment advisory and management services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Company in writing whereupon such portfolio or portfolios shall become a Fund or Funds hereunder.
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           2.    Investment Services and Duties. Subject to the supervision of the Company's Board of Trustees, the Adviser shall provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Adviser shall determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to each Fund. The Adviser shall provide the services under this Section 2 in accordance with the Funds' investment objectives, policies and restrictions as stated in the Funds' then current registration statement and resolutions of the Company's Board of Trustees.

                 (A) The Adviser shall use the same skill and care in providing services under this Section 3 as it uses in providing services to fiduciary accounts for which it has investment responsibilities.

                 (B) The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the each Fund with brokers or dealers selected by the Adviser. In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser or any affiliate of the Adviser exercise investment discretion. The Adviser is authorized, subject to the prior approval of the Company's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to that Fund and to the Company. In no instance may portfolio securities be purchased from or sold to the Adviser, any sub-adviser, or an affiliated person of any of them acting as principal or as broker, except as permitted by law. In executing portfolio transactions for the Funds the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other investment portfolios and its other clients where such aggregation is not inconsistent with the policies set forth in the Company's registration statement. In such event, the Adviser shall allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients.

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                 (C) In performing the investment advisory services hereunder, the Adviser is authorized to purchase, sell or otherwise deal with securities or other instruments for which (i) the Adviser, (ii) any affiliate of the Adviser, (iii) an entity in which the Adviser has a direct or indirect interest, and (iv) another member of a syndicate or other intermediary (where an entity referred to in (i), (ii) or (iii) above was a member of the syndicate), has acted, now acts or in the future will act as an underwriter, syndicate member, market-maker, dealer, broker or in any other similar capacity, whether the purchase, sale or other dealing occurs during the life of the syndicate or after the close of the syndicate, provided such purchase, sale or dealing is permitted under the 1940 Act and the rules thereunder. Insofar as permitted by law, any rules of or under applicable law prohibiting or restricting in any way an agent or fiduciary from dealing with itself or from dealing with respect to any matter in which it may or does have a personal interest shall not apply to the Adviser, to the extent its actions are authorized under this paragraph.

                 (D) The Adviser shall maintain books and records with respect to the securities transactions of the Fund, and furnish the Company's Board of Trustees such periodic special reports as the Board may request.

                 (E) The Adviser shall maintain a policy and practice of conducting its investment advisory operations independently of its affiliate's commercial banking operations. When the Adviser makes investment recommendations for a Fund, its investment advisory personnel shall not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of its affiliate's commercial department. In dealing with commercial customers, such affiliate's commercial department shall not inquire or take into consideration whether securities of those customers are held by the Funds except as required by law.

                 (F) The Adviser shall review, monitor and report to the Board of Trustees regarding the performance and investment procedures of any sub-adviser appointed by the Board of Trustees, and shall assist and consult with any sub-adviser in connection with the Fund's continuous investment program.

           3. Compliance with Governing Instruments and Laws. In performing its duties as Adviser for the Funds, the Adviser shall act in conformity with the Company's Declaration of Trust, Bylaws, prospectuses and statements of additional information, and the instructions and directions of the Board of Trustees of the Company. In addition, the Adviser shall conform to and comply with the requirements of the 1940 Act, the Rules and Regulations of the Commission, and all other applicable federal or state laws and regulations.

           4. Services Not Exclusive. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The services furnished by the Adviser hereunder are not deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

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           5.    Books and Records. In compliance with the requirements of Rule
31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

           6. Expenses Assumed as Adviser. Except as otherwise stated in this Agreement, the Adviser shall pay all expenses incurred by it in performing its services and duties hereunder as Adviser. The Company shall bear other expenses incurred in the operation of the Funds, including without limitation taxes, interest, brokerage fees and commissions, if any, fees of trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Adviser or any of its affiliates, commission fees and state blue sky registration and qualification fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining trust existence, costs of preparing and printing prospectuses or any supplements or amendments thereto necessary for the continued effective registration of the Shares under federal or state securities laws, costs of printing and distributing any prospectus, supplement or amendment thereto for existing shareholders of the Funds described therein, costs of shareholders' reports and meetings, and any extraordinary expenses. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid by the Company as provided in any plan which may in the sole discretion of the Company be adopted in accordance with Rule 12b-1 under the 1940 Act, and that such expenses shall be paid apart from any fees paid under this Agreement.

           7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Company shall pay the Adviser a fee, computed daily and payable monthly, at the annual rate of .40% of the average net assets of each Fund. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund.

           8. Confidentiality. The Adviser shall treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior or present shareholders or those persons or entities who respond to the Distributor's inquiries concerning investment in the Company, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Adviser from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of

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whether such advertisement or solicitation may coincidentally include prior or present Company shareholders or those persons or entities who have responded to inquiries with respect to the Funds.

           9. Limitations of Liability. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of the Adviser, who may be or become an officer, director, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Fund, or acting on any business of the Company or of any Fund (other than services or business in connection with the Adviser's duties as Adviser hereunder or under any other agreement with the Company) to be rendering such services to or acting solely for the Company or Fund and not as an officer, director, employee or agent or one under the control or direction of the Adviser even though paid by the Adviser.

           The Adviser acknowledges and agrees that the Declaration of Trust of the Company provides that the Trustees of the Company and the officers of the Company executing this Agreement on behalf of the Company shall not be personally bound hereby or liable hereunder, nor shall resort be had to their private property or the private property of the shareholders of the Company for the satisfaction of any claim or obligation under this Agreement.

           10. Duration or Termination. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue until October 31, 199_. Thereafter, this Agreement will be extended with respect to a particular Fund for successive one-year periods ending on October 31st of each year, provided each such extension is specifically approved at least annually (a) by vote of a majority of those members of the Company's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. This Agreement may be terminated by the Company at any time with respect to any Fund, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Company or by a vote of a majority of the outstanding voting securities of such Fund on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of penalty, on 60 days' written notice to the Company. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

           11. Names. The name "Time Horizon Funds" refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 12, 1995, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Company. The trustees, officers, employees and agents of the Company shall

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not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Company made by the trustees or by an officer, employee or agent of the Company, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Company may enforce claims against the Company only against the assets belonging to such series or class.

           12. Notices. Notices of any kind to be given to the Company hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Company at the following:

                          Time Horizon Funds
                          c/o PFPC Inc.
                          400 Bellevue Parkway
                          Wilmington, Delaware  19809
                          Attn:  Jay F. Nusblatt

                          With a copy to:

                          Cathy G. O'Kelly, Esq.
                          Vedder, Price, Kaufman & Kammholz
                          222 N. LaSalle, 26th Floor
                          Chicago, Illinois 60601

or at such other address or to such individual as shall be so specified by the Company to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to the Adviser at:

                          Bank of America National Trust
                          and Savings Association
                          Harbor Bldg., 25th Floor
                          333 So. Beaudry Avenue
                          Los Angeles, California 90017
                          Attn: Colleen Johnson
                               ------------------------

                          With a copy to:

                          Bank of America National Trust
                          and Savings Association
                          555 California St., 8th Floor
                          San Francisco, California 94104
                          Attn:  Jay Gould, Esq.

or at such other address or to such individual as shall be so specified by the Adviser to the Company.

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           13.   Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 12 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law (without regard to principles of conflicts of law); provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                 TIME HORIZON FUNDS


                                                 By:
                                                    ----------------------------
                                                        Jay Nusblatt
                                                        Treasurer


Attest:
       --------------------------
        Cathy G. O'Kelly
        Secretary


                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION


                                            By:
                                               ----------------------------
                                                  (name) Lewis W. Teel
                                                        -------------------
                                                  (title) Executive Vice
                                                          President
                                                         ------------------

Attest:
       --------------------------
         (name)
               ------------------
         (title)
                -----------------


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